UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2012

Williams Partners L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-32599	20-2485124
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172-0172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(918) 573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

By letter dated May 24, 2012, Laura A. Sugg informed the Board of Directors of (the "Board") of Williams Partners GP LLC (the "General Partner"), the general partner of Williams Partners L.P. (the "Partnership"), of her decision to resign from the Board, effective May 24, 2012. Ms. Sugg did not resign due to any disagreement with the General Partner or the Partnership.

On May 24, 2012, Thomas F. Karam was elected to the Board of the General Partner. Mr. Karam will serve on the Audit Committee and Conflicts Committee of the Board. He was nominated by Delphi Midstream Partners LLC ("Delphi") pursuant to a one-time right granted to Delphi in connection with the Partnership’s recent acquisition from Delphi of ownership interests in certain entities that primarily own the Laser Gathering System in exchange for $325 million in cash, net of cash acquired in the transaction and subject to certain closing adjustments, and approximately 7.5 million of the Partnership’s common units (the "Laser Acquisition"). Mr. Karam owns non-controlling interests in Delphi and served as its President and Chief Executive Officer until the closing of the Laser Acquisition on February 17, 2012. He will participate in the General Partner’s compensation program for non-employee directors. For a description of this compensation program, please read "Executive Compensation – Compensation of Directors" in the Partnership’s annual report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 28, 2012.

Also on May 24, 2012, James E. Scheel was elected to the Board of the General Partner. Mr. Scheel is an employee of The Williams Companies, Inc. ("Williams") and has served as Senior Vice President – Corporate Strategic Development for Williams and the General Partner since February 2012. The General Partner is a wholly owned subsidiary of Williams and Williams owns approximately 68 percent of the Partnership, including the general partner interest.

Item 7.01 Regulation FD Disclosure.

A copy of the Partnership's press release publicly announcing the resignation of Ms. Sugg and the election of Messrs. Karam and Scheel is furnished as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press release dated May 30, 2012.

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WILLIAMS PARTNERS L.P.

By: Williams Partners GP LLC,

its General Partner

By: /s/ William H. Gault
William H. Gault
Assistant Corporate Secretary

DATED: May 31, 2012

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated May 30, 2012.